                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        Advanced Energy Industries, Inc.
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                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Date Filed:

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

                             [ADVANCED ENERGY LOGO]

                              Date: April 3, 2000

To:      Our Owners
From:    Douglas S. Schatz
Subject: Invitation to our 2000 Annual Meeting

     Please come to our 2000 Annual Meeting to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2000. The Annual Meeting will be held:

                            Wednesday, May 10, 2000
                                   10:00 a.m.
                                  Monarch Room
                      Advanced Energy's Corporate Offices
                             1625 Sharp Point Drive
                          Fort Collins, Colorado 80525

     This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the Annual Meeting. Accompanying this proxy statement is Advanced Energy's 1999 Annual Report to Stockholders and a form of proxy.

     To make it easier for you to vote, we have arranged for you to deliver your proxy by mail, telephone or through the Internet. If you vote by telephone or through the Internet this year, you can choose to receive next year's proxy materials on-line rather than in the mail. Instructions for voting are included in this proxy statement.

     I look forward to seeing you at the Annual Meeting.

                                                 Douglas S. Schatz
                                       Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 10, 2000

To our Stockholders:

     The 2000 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. will be held on Wednesday, May 10, 2000, at 10:00 a.m., in the Monarch Room at Advanced Energy's corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the Annual Meeting, you will be asked to vote on the following matters:

          1. Election of eight directors. Management of the company has proposed that the stockholders re-elect the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Hollis L. Caswell, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur W. Zafiropoulo.

          2. Ratification of the appointment of Arthur Andersen LLP as independent auditors of Advanced Energy for 2000.

          3. Any other matters of business properly brought before the Annual Meeting.

     Each of these matters is described in detail in the accompanying Proxy Statement, dated April 3, 2000.

     If you owned common stock at the close of business on March 10, 2000 you are entitled to receive this notice and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed form of proxy as promptly as possible in the postage prepaid envelope, by telephone or facsimile or through the Internet.

                                   By Order of the Board of Directors

                                                 Jay L. Margulies
                                                     Secretary

Fort Collins, Colorado
April 3, 2000

                             YOUR VOTE IS IMPORTANT

GENERAL

     This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy on or about April 3, 2000 as part of a solicitation for proxies for use at the 2000 Annual Meeting of Stockholders. The solicitation for proxies is being made by management of Advanced Energy. By delivering the enclosed proxy card, you will appoint Douglas S. Schatz and Richard P. Beck as your agents and proxies to vote your shares of common stock at the Annual Meeting. In this proxy statement, "proxy holders" refers to Messrs. Schatz and Beck in their capacities as your agents and proxies.

     Advanced Energy's principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670. In this Proxy Statement, the "Company" refers to Advanced Energy and its subsidiaries.

PROPOSALS

     Management of the Company intends to present two proposals to the stockholders at the Annual Meeting:

          1. Election of Directors. Management has nominated each of the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Hollis L. Caswell, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur W. Zafiropoulo. See page [4].

          2. Ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for 2000. See page [13].

     Management does not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

RECORD DATE AND SHARE OWNERSHIP

     If you owned shares of Advanced Energy's common stock in your name as of the close of business on March 10, 2000 you are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, 28,484,207 shares of common stock were issued and outstanding and were held of record by 898 persons, according to the records of Boston EquiServe, Advanced Energy's transfer agent.

VOTING

     Each share of common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Votes cast at the Annual Meeting (by proxy or in person) will be counted by the inspector of the election, with the assistance of Advanced Energy's transfer agent. The inspector also will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the meeting, either by proxy or by the person who owns the shares.

     If a quorum is present at the Annual Meeting, the eight nominees for director who receive the most votes will be elected as directors for the year. In order for the proposal to ratify the appointment of Arthur Andersen LLP as our independent auditor for 2000 to be passed, assuming a quorum is present, a majority of the shares present at the Annual Meeting and entitled to vote (by proxy or in person) must be cast in favor of the proposal. If any other proposals are presented at the Annual Meeting and are in order for voting, the number of votes required for approval will depend on the nature of the proposal. Generally under Delaware law the number of votes required to approve a proposal is a majority of the shares of common stock represented at the meeting.

     If your shares are held by a broker, a proxy card has been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker how to vote your shares. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals, but your broker returns the proxy card indicating such lack of authority, your shares will be "broker non-votes" with respect to the proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. As a result, broker non-votes will have no effect on the election of directors but have the same effect as a vote against the proposal to ratify the appointment of Arthur Andersen LLP.

COSTS OF SOLICITATION

     Advanced Energy has retained the services of Boston EquiServe to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Boston EquiServe a fee of not more than $4,000 for its services. The Company also will reimburse Boston EquiServe for its out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in sending proxies to such owners. Proxies also may be solicited by some of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

DELIVERY AND REVOCABILITY OF PROXIES

     You may vote your shares by delivering a proxy in one of the following ways:

     - By mail. You may mark the enclosed proxy card and mail it in the enclosed postage-prepaid envelope.

     - By telephone. You may call from the United States or Canada toll-free at 1-877-779-8683. You will need to enter your control number (found in the lower right-hand corner of your proxy card) and then follow the voice prompts.

     - Electronically. You may access the website http://www.eproxyvote.com/aeis. You will need to enter your control number and then follow the prompts.

     If you deliver your proxy by telephone or electronically, please do not mail the enclosed proxy card. If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to Jay Margulies, our secretary, at our principal office, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the meeting will not automatically revoke your previously delivered proxy.

     Our Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded. The Company has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. If you vote via the Internet, there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you will need to pay.

          COMMON STOCK OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

     The following table sets forth the beneficial ownership of Advanced Energy's common stock as of March 10, 2000 by the persons known to Advanced Energy to beneficially own more than 5% of the outstanding common stock, by each named executive officer identified on page [8] and by the directors and executive officers as a group of Advanced Energy.

                                                               SHARES          APPROXIMATE
NAME OF STOCKHOLDER                                      BENEFICIALLY OWNED   PERCENT OWNED
-------------------                                      ------------------   -------------
Douglas S. Schatz, Chairman and Chief Executive
  Officer(1)...........................................      11,237,782           39.8%
G. Brent Backman, Director(2)..........................       1,214,782            4.3%
Richard A. Scholl, Chief Technical Officer(3)..........         299,937            1.1%
Richard P. Beck, Senior Vice President, Chief Financial
  Officer and Director(4)..............................         124,199          *
Hollis L. Caswell, President, Chief Operating Officer
  and Director(5)......................................         138,494          *
James Gentilcore, President, Voorhees Division(6)......          30,419          *
Elwood Spedden, Director(7)............................           7,000
Arthur A. Noeth, Director(8)...........................           5,000          *
Gerald M. Starek, Director(9)..........................          42,100          *
Arthur W. Zafiropoulo, Director(10)....................          43,604          *
All current executive officers and directors, as a
  group (10 persons)(11)...............................      13,143,317           46.5%

---------------

  *  Less than 1%

 (1) Mr. Schatz' address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Includes 200,000 shares held in trust.

 (2) Mr. Backman's address is 946 Lochland Court, Fort Collins, Colorado 80524. Mr. Backman is a founder of the Company. Includes 446,000 shares held by Mr. Backman's spouse and 2,500 shares that Mr. Backman has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company.

 (3) Includes 3,125 shares that Mr. Scholl and 19,693 shares that Brenda Scholl, Mr. Scholl's wife, have the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company. Mrs. Scholl is a business unit manager for the Company.

 (4) Includes 20,625 shares that Mr. Beck has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company. Does not include 200 shares held in joint tenancy by Mr. Beck's wife and a person unrelated to Mr. Beck. Mr. Beck disclaims beneficial ownership of such 200 shares.

 (5) Includes 110,661 shares that Dr. Caswell has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company.

 (6) Consists of 30,419 shares that Mr. Gentilcore has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company.

 (7) Consists of 7,000 shares that Mr. Spedden has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company.

 (8) Consists of 5,000 shares that Mr. Noeth has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted by the Company.

 (9) Includes 15,644 shares that Mr. Starek has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted or assumed by the Company. Does not include 2,524 shares held by Mr. Starek's wife. Mr. Starek disclaims beneficial ownership of his wife's shares.

(10) Includes 20,573 shares that Mr. Zafiropoulo has the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted or assumed by the Company.

(11) Includes 315,885 shares that the executive officers and directors collectively have the right to acquire within 60 days of March 10, 2000 pursuant to stock options granted or assumed by the Company.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A board of eight directors is to be elected at the Annual Meeting. Management has nominated each of the current directors. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2001), or until a successor has been elected and qualified.

NOMINEES

                                        DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                              AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                              ---   --------         ---------------------------------
Douglas S. Schatz...............  54      1981     Douglas S. Schatz is a co-founder of the
                                                   Company and has been its Chairman, Chief
                                                   Executive Officer and a director since its
                                                   incorporation in 1981. Until July 1999 he
                                                   also served as President. Mr. Schatz also
                                                   co-founded Energy Research Associates, Inc.
                                                   and served as its Vice President of
                                                   Engineering from 1997 through 1980.
G. Brent Backman................  59      1981     G. Brent Backman is a co-founder and has been
                                                   a director of the Company since its
                                                   incorporation in 1981. Mr. Backman was a vice
                                                   president of the Company from its
                                                   incorporation until April 1998, when he
                                                   became Senior Vice President, Special
                                                   Projects. Mr. Backman served in that position
                                                   until December 1998 when he retired from the
                                                   Company.
Richard P. Beck.................  66      1995     Richard P. Beck joined the Company in March
                                                   1992 as Vice President and Chief Financial
                                                   Officer and became Senior Vice President in
                                                   February 1998. He became a director of the
                                                   Company in September 1995. From 1987 to 1992,
                                                   Mr. Beck served as Executive Vice President
                                                   and Chief Financial Officer of Cimage
                                                   Corporation, a computer software company. Mr.
                                                   Beck is a director, is chairman of the audit
                                                   committee and serves on the compensation
                                                   committee, of Applied Films Corporation, a
                                                   publicly held manufacturer of flat panel
                                                   display equipment.
Hollis L. Caswell...............  68      1997     Hollis L. Caswell joined the Board of
                                                   Directors of the Company in February 1997 and
                                                   joined the Company as Chief Operating Officer
                                                   in June 1997. From 1994 to 1997 Dr. Caswell
                                                   was retired. In July 1999 he was elected
                                                   President. From 1990 to 1994, Dr. Caswell was
                                                   Chairman of the Board and Chief Executive
                                                   Officer of HYPRES, Inc., a manufacturer of
                                                   superconducting electronics. Prior to that
                                                   time, Dr. Caswell served as senior vice
                                                   president of Unisys Corporation, an
                                                   information technology company, and president
                                                   of its Computer Systems Group.

                                        DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                              AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                              ---   --------         ---------------------------------
Arthur A. Noeth(1,2)............  64      1997     Arthur A. Noeth joined the Board of Directors
                                                   of the Company in July 1997. Mr. Noeth
                                                   retired in 1998. From 1993 to 1998, Mr. Noeth
                                                   was president of the Implant Center, a
                                                   provider of ion implant services to the
                                                   electronics industry. From April 1987 to
                                                   September 1993, he was president of A.N.
                                                   Services, a business consulting service.
Elwood Spedden(1,2).............  62      1995     Elwood Spedden joined the Board of Directors
                                                   of the Company in September 1995. Mr. Spedden
                                                   was a senior vice president of Tencor
                                                   Instruments, a manufacturer of automatic test
                                                   equipment used in the fabrication of
                                                   semiconductors, from July 1996 to June 1997.
                                                   From 1990 through March 1996, Mr. Spedden was
                                                   with Credence Systems Corporation, a
                                                   manufacturer of automatic test equipment used
                                                   in the fabrication of semiconductors, in
                                                   various senior management positions including
                                                   President, Chief Executive Officer and Vice-
                                                   Chairman of the Board of Directors. Mr.
                                                   Spedden is a director of Insight Objects, a
                                                   privately held software company.
Gerald M. Starek(1).............  58      1998     Gerald M. Starek joined the Board of
                                                   Directors of the Company in October 1998,
                                                   following the acquisition by the Company of
                                                   RF Power Products. Mr. Starek had been a
                                                   non-employee director of RF Power Products
                                                   since February 1994. Mr. Starek was the
                                                   founder of Silicon Valley Group, Inc., a
                                                   supplier of automated wafer processing
                                                   equipment for the semiconductor industry. He
                                                   served as Silicon Valley Group's Chairman
                                                   from September 1984 to September 1991 and as
                                                   Vice Chairman from September 1991 to April
                                                   1993. Mr. Starek is a member of the Board of
                                                   Directors and of the Compensation Committee
                                                   of AML Communications, Inc a publicly held
                                                   company.

                                        DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                              AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                              ---   --------         ---------------------------------
Arthur W. Zafiropoulo(2)........  61      1998     Arthur W. Zafiropoulo joined the Board of
                                                   Directors of the Company in October 1998,
                                                   following the acquisition by the Company of
                                                   RF Power Products, Inc. Mr. Zafiropoulo had
                                                   been a non-employee director of RF Power
                                                   Products since July 1992. Mr. Zafiropoulo is
                                                   the founder of Ultratech Stepper, Inc., a
                                                   company that develops, manufactures and
                                                   markets photolithography equipment for the
                                                   semiconductor industry. Mr. Zafiropoulo has
                                                   been Chief Executive Officer and Chairman of
                                                   the Board of Directors of Ultratech Stepper
                                                   since March 1993. Mr. Zafiropoulo also has
                                                   served as President of Ultratech Stepper from
                                                   March 1997 to April 1999, as he did from
                                                   March 1993 to March 1996. Mr. Zafiropoulo is
                                                   a director of Semi/Sematech, an association
                                                   of U.S.-owned suppliers of equipment,
                                                   materials and services to the semiconductor
                                                   industry and SEMI (Semiconductor and
                                                   Equipment Materials International), an
                                                   international trade association.

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There is no family relationship between any of the nominees or between any of such nominees and any of the Company's executive officers.

REQUIRED VOTE

     The eight nominees receiving the highest number of affirmative (FOR) votes at the Annual Meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of management's eight nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION

     Non-employee directors receive meeting fees of $3,000 for each Board of Directors meeting attended, other than telephonic meetings, and $300 for each committee meeting attended. They also are reimbursed for reasonable out-of-pocket travel expenses.

     Non-employee directors participate in the Company's 1995 Non-Employee Directors' Compensation Plan (the "Director Plan"). Under the Director Plan, upon first becoming a non-employee director, each participant is granted an option to purchase 7,500 shares of common stock, at the fair market value of the common stock on the date of grant. These options are exercisable as to 2,500 shares upon grant and vest as to an additional 2,500 shares on each of the second and third anniversary of the grant date. Also under the Director Plan, on each anniversary of the participant becoming a non-employee director, the participant is automatically granted an option to purchase 2,500 shares of common stock at the fair market value of the common stock on the date of grant. These options vest in full on the third anniversary of the grant date. All options granted under the Director Plan have terms of 10 years from the date of grant. 100,000 shares of common stock have been reserved for issuance under the Director Plan. As of March 10, 2000, options to purchase an aggregate of 59,500 shares were outstanding under the Director Plan.

BOARD MEETINGS

     The Board of Directors held seven meetings in 1999, including telephonic meetings. The Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee or committee performing the functions of a nominating committee. In 1999, all incumbent directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the Committees on which he served.

COMPENSATION COMMITTEE MEETINGS

     The Compensation Committee met three times in 1999. The Compensation Committee consists of Messrs. Noeth (chairman), Spedden, and Zafiropoulo. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of the Company, administering the Company's incentive compensation and benefit plans for officers and recommending to the Board of Directors policies relating to such compensation and benefit plans.

AUDIT COMMITTEE MEETINGS

     The Audit Committee met three times in 1999. The Audit Committee consists of Messrs. Starek (chairman), Noeth and Spedden all of whom are Independent Committee Members under the applicable standards. The Audit Committee is responsible for recommending engagement of the Company's independent auditors, reviewing the scope of the audit, evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and the determining whether to bring such comments to the attention of Company management, and reviewing the internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee is governed by a charter that was adopted in 1999. A copy of that Charter is enclosed as Appendix A.

     The Audit Committee met with the independent accountants and reviewed and discussed the Company's annual audited financial statements with the independent accountants and with management; discussed the matters outlined in SAS No. 61, Communications with Audit Committees; and received the communications required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the Audit Committee's review and discussion of the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee also conducts quarterly financial reviews with the Company's independent accountants prior to the release of financial statements and Form 10-Q's.

                                            THE AUDIT COMMITTEE

                                            Gerald M. Starek, Chairman
                                            Arthur A. Noeth
                                            Elwood Spedden

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company (as of December 31, 1999) whose salary and bonus in 1999 totaled in excess of $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                 ANNUAL COMPENSATION      SECURITIES       OTHER
                                               -----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)(1)   BONUS($)    OPTIONS(#)       ($)(2)
---------------------------             ----   ------------   --------   ------------   ------------
Douglas S. Schatz.....................  1999     316,302      235,000            0         4,800
  Chairman of the Board and             1998     279,690            0            0         5,000
  Chief Executive Officer               1997     299,755      300,000            0         2,531
Hollis L. Caswell(3)..................  1999     258,784      133,000       35,000         4,800
  President and Chief                   1998     220,213            0       37,500         5,000
  Operating Officer                     1997     126,609       86,287      337,500             0
Richard A. Scholl.....................  1999     208,525       74,000       10,000         4,800
  Senior Vice President and             1998     191,710            0            0         5,000
  Chief Technical Officer               1997     205,344       97,235            0         1,765
Richard P. Beck.......................  1999     199,342       70,000       15,000         4,800
  Senior Vice President and             1998     184,280            0       20,000         5,000
  Chief Financial Officer               1997     197,181       93,301        5,000         1,699
James Gentilcore......................  1999     186,938       70,000       10,000         4,800
  President, AE Voorhees                1998     168,855            0       18,000         4,800
                                        1997     175,544       85,202       30,000         1,564
Joseph Monkowski(4)...................  1999     193,249       70,000        5,000             0
  Senior Vice President,                1998      47,317            0       50,000             0
  Sales and Marketing                   1997

---------------

(1) In March 1998, each of the named executive officers agreed to a 10% salary reduction for the balance of 1998.

(2) Reflects amounts contributed by the Company to each of the named executive officers under the Company's 401(k) profit sharing plan.

(3) Dr. Caswell joined the Company in June 1997.

(4) Mr. Monkowski joined the Company in October 1998 on the acquisition of RF Power Products.

OPTION GRANTS IN 1999

     The following table sets forth information as to stock options granted to the named executive officers in 1999. No options were granted by the Company in 1999 to Mr. Schatz.

                                         PERCENT OF                           POTENTIAL REALIZABLE VALUE
                            NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES
                            SECURITIES    OPTIONS                             OF STOCK PRICE APPRECIATION
                            UNDERLYING   GRANTED TO                                 FOR OPTION TERM
                             OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION   ---------------------------
NAME                        GRANTED(#)    IN 1999     PRICE($)      DATE           5%            10%
----                        ----------   ----------   --------   ----------   ------------   ------------
Richard P. Beck...........    15,000        3.8%      $28.1563     2/9/09      $  443,461     $  464,579
Hollis L. Caswell.........    35,000        8.9%      $28.1563     2/9/09      $1,034,744     $1,084,017
James Gentilcore..........    10,000        2.5%      $28.1563     2/9/09      $  295,641     $  309,719
Richard A. Scholl.........    10,000        2.5%      $28.1563     2/9/09      $  295,641     $  309,719

     All options were granted under the Company's 1995 Stock Option Plan. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested, except for Mr. Beck whose options vest as to one-sixteenth of the underlying shares quarterly from the date of grant. The exercise price of each option is equal to the fair market value of the common stock on the date of grant, as reported on the Nasdaq National Market.

AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999

     The following table sets forth information as to options granted by the Company that were exercised by the named executive officers during 1999 and options held by the named executive officers at December 31, 1999. Mr. Schatz did not exercise or hold any options during 1999.

                                                               SHARES UNDERLYING         VALUE OF UNEXERCISED
                             SHARES           VALUE         UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                            ACQUIRED       REALIZED ON       DECEMBER 31, 1999(#)        DECEMBER 31, 1999($)
NAME                     ON EXERCISE(#)   EXERCISE($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                     --------------   --------------   -------------------------   -------------------------
Richard P. Beck........           0                  0           16,563/23,437              815,728/1,154,272
Hollis L. Caswell......     117,933         $2,315,439          205,973/58,594           10,144,170/2,885,755
James Gentilcore.......           0                  0           33,169/35,125            1,633,573/1,729,906
Richard A. Scholl(2)...           0                  0           18,468/15,406                909,549/758,746

---------------

(1) Reflects the aggregate market value of the common stock acquired on the date of exercise minus the exercise price.

(2) Consists of shares that his wife, Brenda Scholl, has the right to acquire pursuant to options. Mrs. Scholl is a business unit manager for the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Arthur A. Noeth, Elwood Spedden and Arthur W. Zafiropoulo. None of such persons is or has been an officer or employee of the Company, nor has any of such persons had a direct or indirect interest in any business transaction with the Company involving an amount in excess of $60,000.

     During 1999, none of the executive officers of the Company served as a member of board of directors or compensation committee of another company which has any executive officers or directors serving on the Company's Board of Directors or Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three non-employee directors, reviews and makes recommendations with respect to the Company's executive compensation policies and the compensation to be paid to each of the executive officers. The recommendations of the Compensation Committee with respect to each executive officers' compensation are subject to approval by the Board of Directors. The Committee also reviews the compensation policy, particularly with respect to stock options, for key managers who are not corporate officers.

COMPENSATION POLICIES

     One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals the Company's executive compensation program was designed to include base salary, annual incentives and long-term incentives.

     In formulating and administering the individual elements of the Company's executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance objectives, evaluate performance and determine actual incentive awards.

COMPENSATION COMPONENTS

  Base Salary

     The base salaries of executive officers are established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The objective is to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market reviewed is comprised of similarly sized high technology companies within and outside the Company's industry as described and reported in the Radford Executive Compensation Survey ("Radford"). There are approximately 90 companies in the Radford universe used by the Compensation Committee. The Compensation Committee has established base salary and incentives for the executive officers for 2000.

  Annual Incentives

     Aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance and to personal objectives. The Company's revenue increased by 48% from 1998 to 1999 and from a net loss of $9.5 million in 1998 to a net profit of $16.8 million in 1999 and that performance was the basis for the corporate objective portion of the bonus. The Compensation Committee establishes a base bonus amount, determined through review of a competitive market survey for executives at similar levels also using the Radford Executive Compensation Survey. The base amount will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which the bonus can be reduced or increased.

  Stock Options

     The Compensation Committee grants stock options under the Company's 1995 Stock Option Plan to focus the executives' attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Compensation Committee will grant such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Incentive stock options and non-statutory stock options are granted with an exercise price of at least 100% and 85%, respectively, of the fair market value of the common stock subject to the option on the date of the grant. The Compensation Committee sets vesting periods to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Compensation Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer, Mr. Douglas S. Schatz, is based on the policies and procedures applicable generally to executive officers of the Company. In determining Mr. Schatz's base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. This information was compared to the performance of such firms relative to the Company's performance.

EFFECT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986 (the "Tax Code") generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the intention of the Board of Directors and Compensation Committee that, so long as it is consistent with the Compensation Committee's overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

                                            THE COMPENSATION COMMITTEE

                                            Arthur A. Noeth
                                            Elwood Spedden
                                            Arthur W. Zafiropoulo

                            STOCK PERFORMANCE GRAPH

     Advanced Energy's common stock has been registered under the Securities Exchange Act of 1934 since the Company's initial public offering in November 1995. The following graph reflects the cumulative total stockholder return on Advanced Energy's common stock since that time, compared with each of The Nasdaq Stock Market U.S. and the Hambrecht & Quist Semiconductor Index. Historical stock price performance is not necessarily indicative of any future stock price performance.

                                    [GRAPH]

----------------------------------------------------------------------------------------------------------------------------------
                       11/17/95    1/96     4/96     7/96    10/96     1/97     4/97     7/97    10/97     1/98     4/98     7/98
----------------------------------------------------------------------------------------------------------------------------------
 Advanced Energy        100.00     87.50    87.50    58.75    41.25    75.00    88.75   250.00   207.50   125.00   148.75   105.63
 Nasdaq                 100.00    101.44   114.41   104.09   117.03   133.00   121.11   153.61   154.02   156.98   181.08   180.84
 H&Q Semi-
 conductor              100.00     84.94    93.17    69.19    89.29   134.45   136.09   172.88   138.32   131.37   146.68   119.46

---------------------  ------------------------------------------
                       10/98     1/99     4/99     7/99    10/99
---------------------  ------------------------------------------
 Advanced Energy       131.25   291.25   276.88   378.13   411.25
 Nasdaq                172.37   245.60   246.59   258.60   287.92
 H&Q Semi-
 conductor             126.46   206.09   190.67   255.52   311.14

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company's executive offices and manufacturing facilities in Fort Collins, Colorado are leased from Prospect Park East Partnership and from Sharp Point Properties, LLC, a Colorado limited liability company. Douglas S. Schatz, President, Chief Executive Officer and Chairman of the Board of the Company, holds a 26.67% member interest in each of such leasing entities. Aggregate rental payments under such leases for 1999 totaled approximately $1.4 million. The Company also leases a condominium in Breckenridge, Colorado from AEI Properties, a partnership in which Mr. Schatz holds a 60% general partnership interest. The Company uses the condominium to provide rewards and incentives to its customers, suppliers and employees. Aggregate rental payments under such lease for 1999 totaled approximately $36,000. The Company believes that the terms of each of the foregoing leases are no less favorable than could have been obtained from a third party lessor for similar property.

     The Company has chartered an airplane from time to time from Westjet Leasing Co., a company owned by Mr. Schatz. Aggregate charter payments to Westjet in 1999 were $237,549. The Company believes that the terms of the charters are no less favorable than could have been obtained from other charter service companies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy's executive officers and directors and persons who own more than ten percent of the outstanding common stock ("reporting persons") to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. They are also required to furnish the Company with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, the Company believes that each of them timely filed all reports required to be filed in 1999 or with respect to 1999 transactions.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has been the Company's independent auditors since 1994. On February 9, 2000, the Board of Directors approved of the continued appointment of Arthur Andersen LLP for 2000. If the stockholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider its selection.

     Audit services of Arthur Andersen LLP during 1999 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

     The Audit Committee of the Company intends to meet with Arthur Andersen LLP in 2000 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Arthur Andersen LLP, as well as the fees charged for such services.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

REQUIRED VOTE

     Ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company for 2000 requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions and broker non-votes will have the effect of voting against the proposal.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2000.

                           PROPOSALS OF STOCKHOLDERS

     Proposals that stockholders desire to have included in the Company's proxy materials for the 2001 Annual Meeting of Stockholders of the Company in accordance with SEC Rule 14a-8 must be received by the Secretary of the Company at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 1, 2000 in order to be considered for inclusion in such proxy materials.

     Any other proposal that stockholders want to present at the 2001 Annual Meeting must be received by the Secretary of the Company at its principal office by February 19, 2001.

                                   FORM 10-K

     A copy of the Company's 1999 Annual Report on Form 10-K will be available without charge upon request to: Investor Relations, Advanced Energy Industries, Inc. 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

                                 OTHER MATTERS

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed or to deliver your proxy by telephone or through the Internet. Instructions as to how to deliver your proxy are included in this proxy statement under the caption "Delivery and Revocability of Proxies" on page 2 and on the proxy card.

                                            THE BOARD OF DIRECTORS

Dated: April 3, 2000

                                                                      APPENDIX A

                               BOARD OF DIRECTORS
                      AUDIT AND FINANCE COMMITTEE CHARTER

     The Audit and Finance Committee shall regularly review the adequacy of the Company's internal controls and financial reporting process. This Committee is the principal agent of the Board of Directors in assuring the independence of the Company's independent accountants, the integrity of management, the oversight of financial reporting and the adequacy of disclosure to shareholders.

     The Audit and Finance Committee shall also review the financial condition and capital structure of the Company and advise the Board of Directors on significant financial matters involving the Company.

MEMBERSHIP

     The Audit and Finance Committee will consist of at least three members who are financially literate and non-employee directors of the Company. One member shall serve as Chairman of the Committee. A member may accept compensation from the Company to a maximum of $60,000 in a calendar year in addition to compensation for board service or benefits under a tax-qualified retirement plan.

     A member of the committee shall not have been an employee of the Company or any of its affiliates for the past five years unless, in the opinion of the Board of Directors, such person will exercise independent judgement and will materially assist the function of the Committee.

COMMITTEE MEETINGS -- OPERATING PRINCIPLES

     The Audit and Finance Committee shall hold meetings at least quarterly each fiscal year, and at any additional time as either the entire Board or Committee deems necessary. At each meeting where quarterly financial results are reviewed the independent auditors shall report on the results of the review conducted by them in accordance with SAS 71.

     - Committee meetings normally will occur in conjunction with and immediately prior to meetings of the full Boards of Directors. However, special meetings of the Committee may be called as needed by the Committee Chairman or the Chief Financial Officer.

     - Pre-meeting materials will be distributed to Committee members in sufficient time prior to the meeting to permit review by members. Committee members will review pre-meeting materials in advance.

     - Meetings will focus on substantive issues of current import and be of duration adequate to permit full discussion of the agenda.

     - The Committee may request that members of management and the Company's independent accountants be present as needed in order to execute the Committee's primary responsibilities.

     - The Company's Chief Financial Officer will be engaged with and supportive of a proactive philosophy that anticipates and shares with the Committee current issues and significant concerns.

     - Minutes of each meeting will be kept and distributed to the entire Board of Directors.

     - The Committee shall discuss with the Company's independent accountants the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates made by management in preparing the financial disclosure and reviewed by independent accountants.

     - The Chairman of the Committee shall meet annually, outside normal meeting times, with management, internal auditors (when there are internal auditors) and independent accountants to clearly agree on mutual expectations, agree on an annual detailed plan of Committee activities and agree on the nature, extent, and timing of Committee information needs.

     - In connection with its Audit functions, the Committee may meet separately with the Company's independent accountants and the Company's Internal Auditing managers.

     - The Committee adopts the following principles with respect to the role of its relationship with the Company's independent accountants:

      - Arthur Andersen LLP in its capacity as the Company's independent accountants is responsible to the Audit and Finance Committee.

      - If Arthur Andersen LLP identifies a significant problem, which is not being adequately addressed by management, it should be communicated to the Chairman or another member of the Audit and Finance Committee.

      - The Audit and Finance Committee will be represented by Arthur Andersen LLP at the quarterly and year-end closing of the Company's books and will report to the Committee any issues raised at the closing. The independent accountants shall provide to the Audit Committee, at least annually, all relationships between the Company and the independent accountants.

      - The Company will notify the Audit and Finance Committee in advance of any material consulting activities to be undertaken by Arthur Andersen LLP so that the Committee may address whether related consulting fees might impair the independence of Arthur Andersen LLP. The Audit and Finance Committee reserves the discretion to raise, as it sees fit the issue of any possible conflict between the representation by Arthur Andersen LLP of the Company and any other client.

PRIMARY RESPONSIBILITIES -- AUDIT

INDEPENDENT AND INTERNAL AUDITS

 (1) Review the scope of the audit coverage by both the independent accountants and the Company's Internal Auditing organization, and the coordination of work between the two, including the audit scope and plan of Internal Auditing to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

 (2) Review the results of the audits by the independent accounts and Internal
     Auditing:

     (a) Assure that the audit coverage has been completed as planned.

     (b) Ascertain that no restrictions were placed on the scope of the examinations or their implementation.

     (c) Ascertain significant accounting and reporting issues during the audit period and their impact on the audit results.

     (d) Review the Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders.

     (e) Review significant variances in the financial statements between accounting periods.

 (3) Review with management the performance of the independent accountants and fees for audit services, as recommended by management.

 (4) Review non-audit services (and related fees) performed by the independent accountants to consider what effect, if any, such activities could have on their independence.

 (5) The Audit Committee shall receive from management their recommendation for independent accountants and provide to the Board the Committee's concurrence with the recommendation. The Committee and the Board may elect to interview the accountants recommended by management prior to making a decision.

 (6) Review the adequacy of staffing of the Internal Auditing function.

INTERNAL CONTROLS

 (7) Evaluate the Company's policies and procedures to assure the adequacy of the internal accounting controls and the financial reporting process, including the controls surrounding the Company's information systems and the protection of the Company's assets.

 (8) Review the status of internal control recommendations made by the independent accountants and Internal Auditing.

 (9) Review the adequacy of the policy and practices of the Company related to:

     (a) Conflicts of Interest;

     (b) Ethical conduct; and

     (c) Compliance with key regulatory issues (e.g., Foreign Corrupt Practices Act, Federal Sentencing Guidelines, Export Control Act).

OTHER

(10) Receive status reports on any government investigations that could involve criminal violations or others fines with respect to the Company or any employee in connection with the Company's business.

(11) Conduct investigations and, if necessary, retain outside experts, with respect to any alleged illegality that may be brought to the attention of the Committee.

(12) Develop procedures to assist auditors in fulfilling their obligation to detect illegality under the 1995 Private Securities Litigation Reform Act.

(13) Review with the Company's counsel the status of any matters, such as threatened or pending litigation, which may result in a material financial impact to the Company.

PRIMARY RESPONSIBILITIES -- FINANCE

CAPITAL STRUCTURE

(14) Review the Company's cash position and capital structure and advise the Board thereon.

(15) Review the management's recommendations with respect to short-term and long-term debt and equity financing and recommend to the Board proposals designed to provide an appropriate capital structure for the Company.

(16) Review dividend proposals and make recommendations to the Board.

(17) Review and recommend policies regarding the commitment of credit of the Company through the use of guarantees and/or letters of credit.

(18) Review and make recommendations to the Board regarding the issuance, reservation, purchase, reclassification, listing or other changes in the Company's shares.

(19) Review the Company's guidelines, procedures and exposures with respect to derivatives, swaps, hedges, foreign exchange and other similar arrangements.

(20) Review the Company's exposure with respect to investments in developing countries.

FINANCIAL PLANS AND APPROPRIATIONS

(21) Review the Company's annual financial and capital expenditure plans and make recommendations to the Board.

(22) Review and make recommendation with respect to the investment policies and practices of the Company.

(23) Review proposed capital expenditures not included in the approved capital budget and make recommendations thereon to the Board.

(24) Review and make recommendations to the Board in regard to contributions to any pension, profit-sharing or savings plan of the Company, or any proposed change in the funding method, investment policy or interest assumption or in the amortization of liabilities in connection with the funding of any such plan.

(25) Review the risk management policies and practices of the Company, including but not limited to:

     (a) Status and need for reserves

     (b) Legal and regulatory matters

     (c) Insurance coverage

OTHER RESPONSIBILITIES

(26) Perform a self-assessment every three years.

(27) Revise the Committee Charter as business conditions dictate.

(28) Report at the next meeting of the Board all significant items discussed at any Audit and Finance Committee meeting.

(29) Take such further action or provide such further advice as the Board of Directors may from time to time request.

1456-PS-2000

                               -----------------
                               VOTE BY TELEPHONE
                               -----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

 1. Read the accompanying Proxy Statement and Proxy Card.

 2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4. Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

                                ----------------
                                VOTE BY INTERNET
                                ----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

 1. Read the accompanying Proxy Statement and Proxy Card.

 2. Go to the Website http://www.eproxyvote.com/aeis

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/aeis anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE


[X]Please mark
   votes as in
   this example.

In addition to the election of Directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor
(FOR) of each of the nominees listed below and in favor (FOR) of the other proposal.

1. Election of the following nominees for director: (01) Douglas S. Schatz, (02)
   G. Brent Backman, (03) Richard P. Beck, (04) Hollis L. Caswell, (05) Arthur
   A. Noeth, (06) Elwood Spedden, (07) Gerald Starek and (08) Arthur
   Zafiropoulo.

FOR ALL NOMINEES [ ]          WITHHELD FROM ALL NOMINEES [ ]

[ ]
   ------------------------------------------------------------
For all nominees, except vote withheld from the above nominees:


2. Ratification of the appointment of Arthur Andersen LLP as Independent auditors of Advanced Energy for 2000.

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature:                                        Date:
          --------------------------------------       -----------------------

Signature:                                        Date:
          --------------------------------------       -----------------------

-------------------------------------------------------------------------------

                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly delivering your proxy.

In addition to the election of Directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor
(FOR) of each of the nominees listed below and in favor (FOR) of its other proposal.

These telephone and internet voting procedures are designed to authenticate stockholders' identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Advanced Energy has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

-------------------------------------------------------------------------------

                                  DETACH HERE


                                     PROXY

                        ADVANCED ENERGY INDUSTRIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000


The undersigned hereby constitutes and appoints Douglas S. Schatz and Richard
P. Beck, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 10, 2000 at 10:00 a.m., local time, and at any adjournment thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope, or by telephone or through the Internet. DO NOT RETURN THIS PROXY CARD IF YOU VOTE BY TELEPHONE OR THROUGH THE INTERNET.

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SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
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